LOAN ACQUISITION AGREEMENT

between

ALLEGIANCE CAPITAL, LLC
("Company")
and

ALLEGIANCE FUNDING CORP. I
("Depositor")

Dated as of August 1, 1998

TABLE OF CONTENTS

Page
ARTICLE ONE
DEFINITIONS
Section 1.01	Defined Terms.	2
Section 1.02	Certain Rules of Construction.	5

ARTICLE TWO
ACQUISITION OF LOAN ASSETS
Section 2.01	Conveyance of Loan Assets	7
Section 2.02	Authorization and Issuance of Common Stock by the Depositor.	7
Section 2.03	Use of Proceeds	7
Section 2.04	Delivery of Loans; Filing of Financing Statements	8
Section 2.05	Servicing of Loans	8
Section 2.06	Review of Loans	8
Section 2.07	Nature of Transfer	9

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations and Warranties of the Company	10
Section 3.02	Representations and Warranties of the Depositor	20
Section 3.03	Substitution or Repurchase of Loans	22
Section 3.04	Requirements for Purchase or Substitution of Loans	22

ARTICLE FOUR
COVENANTS OF THE COMPANY
Section 4.01	The Company Covenants	24
Section 4.02	Depositor Covenants	27
Section 4.03	Assignment of Loan Assets	28

ARTICLE FIVE
CONDITIONS
Section 5.01	Conditions to the Depositor's Obligations	29
Section 5.02	Conditions to the Company's Obligations	30

ARTICLE SIX
TERM AND TERMINATION
Section 6.01	Term	31
Section 6.02	Default by the Company	31

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ARTICLE SEVEN
GENERAL PROVISIONS
Section 7.01	Amendments.	32
Section 7.02	Governing Law	32
Section 7.03	Notices	32
Section 7.04	Separability Clause	32
Section 7.05	Assignment	32
Section 7.06	Further Assurances	32
Section 7.07	No Waivers; Cumulative Remedies	33
Section 7.08	Binding Effect; Third Party Beneficiaries	33
Section 7.09	Set-Off	33

EXHIBITS
Exhibit A	Form of Company Certificate
Exhibit B	Loan Funding Checklist
Exhibit C	Form of Pending Credit Schedule
Exhibit D	Pool Criteria
Exhibit E	Program Guidelines
Exhibit F	Scope of Specified Review
Exhibit G	Standard Forms

ii

                    This LOAN ACQUISITION AGREEMENT (this "Agreement"), dated as of August 1, 1998, is entered into between Allegiance Capital, LLC, a Delaware limited liability company (the "Company"), and Allegiance Funding Corp. I, a Delaware corporation (the "Depositor").

RECITALS

                    The Depositor has entered into, or is in the process of entering into, a Trust Agreement, dated as of August 1, 1998 (the "Trust Agreement"), with Manufacturers and Traders Trust Company, a New York banking corporation (the "Trustee"), Allegiance Capital, LLC, as special servicer (the "Special Servicer"), and Point West Capital Corporation, as servicer (the "Servicer"), pursuant to which the Depositor, on behalf of the Trust, has caused or will cause the issuance of various Series of Revolving Certificates and various Series of Term Certificates.

                    In furtherance thereof, the Company and the Depositor are entering into this Agreement to provide for, among other things, the acquisition by the Depositor of all of the Company=s right, title and interest in and to certain Loan Assets, which the Depositor will, in accordance with the Trust Agreement, subsequently be conveying to the Trustee from time to time for inclusion in the Trust Estate. As a precondition to the effectiveness of this Agreement, the Depositor, the Trustee, the Servicer, the Special Servicer and the Servicing Advisor will enter into the Servicing Agreement to provide for the servicing of the Loan Assets.

                     In addition, the Depositor will be conveying to the Trustee, among other things, all of the Depositor's rights derived under this Agreement and the Servicing Agreement, and the Company agrees that all representations, warranties, covenants and agreements made by it in this Agreement with respect to the Loan Assets and otherwise shall also be for the benefit of the Trustee and all Certificateholders. In consideration of the Company=s contribution and sale and the Company=s representations, warranties, covenants and agreements under this Agreement, the Company will be receiving all of the Common Stock and such other consideration as is required to be paid from time to time hereunder.

                    In consideration of the mutual agreements contained herein and of other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

                    Section 1.01             Defined Terms.

                    Each capitalized term used herein but not otherwise defined has the meaning assigned to such term in the Trust Agreement or, if not defined therein, in the Servicing Agreement. For purposes of this Agreement, each of the following terms has the meaning specified herein:

                    "Agreement": The meaning set forth in the introductory paragraph hereof.

                    "Common Stock": All of the issued and outstanding shares of common stock of the Depositor, which consist of one thousand (1,000) shares having a par value of $0.01 per share.

                    "Company": The Person described in the introductory paragraph hereof and all successors and permitted assigns of such Person under this Agreement.

                    "Company Address": 1700 Montgomery Street, Suite 250, San Francisco, California 94111, or such other address furnished in writing to the Trustee, the Certificateholders and the Depositor in accordance with the provisions hereof.

                    "Company Certificate": A certificate of the Company, substantially in the form of Exhibit A.

                    "Depositor": The Person described in the introductory paragraph hereof and all successors and permitted assigns of such Person under the Trust Agreement and this Agreement.

                    "Depositor Address": 1700 Montgomery Street, Suite 250B, San Francisco, California 94111, or such other address furnished in writing to the Trustee, the Certificateholders and the Company in accordance with the provisions hereof.

                    "Electronic Records": The electronic master records of all loans of the Company or the Special Servicer similar to and including the Loans.

                    "Eligible Loan": A Loan that satisfies all of the criteria set forth in Section 3.01(a) and does not cause the Loan Pool to violate the Pool Criteria.

                    "Environmental Laws": All federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

                    "Existing Indebtedness": Any indebtedness of the Company that relates to pre-existing financings of any Loans that are conveyed hereunder.

                    "GAAP": With respect to any Loan, generally accepted accounting principles in the United States consistently applied and, to the extent not in conflict therewith, in the case of any accounting determination with respect to the related Obligor(s), on a basis consistent with the financial statements of such Obligor(s).

                    "Initial Delivery Date": The meaning set forth in the Trust Agreement.

                    "Lease": A lease for all or any portion of the real property comprising the Mortgaged Property entered into with a third party, the lessee=s interest in which is held by an Obligor of the related Loan.

                    "Lien": Any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than any inchoate liens for taxes not yet due.

                    "Loan Assets": All of the Company=s right, title and interest, whenever existing or arising and whether now owned or hereafter acquired, in and to the following: (a) the Loans and all rights with respect thereto, including (i) all payments made or payable by or on behalf of any Obligor thereunder or with respect thereto on or after the Cut-Off Date for such Loan, including all periodic payments ( including all Scheduled Payments but excluding the portion thereof representing interest accrued prior to the Cut-Off Date), all amounts paid by any guarantor of a Loan, all payments made in respect of Defaulted Loans, all Insurance Proceeds, all prepayments fees, all premiums, and all late payment or other incidental charges or fees (including late fees, collection fees and bounced check charges) and (ii) all guaranties, Insurance Policies, and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Loan; (b) the Loan Files; (c) the security interests and other Liens of the Company in the Loan Collateral; and (d) all income and proceeds of the foregoing or relating thereto.

                    "Loan Collateral": The tangible and intangible assets (including accounts, equipment, general intangibles, inventory, and real property) that secure, directly or indirectly, all or any portion of a Loan.

                    "Loan File": With respect to any Loan, a file containing: (a) all of the items on the Loan Funding Checklist for such Loan, including the original manually executed credit agreement(s), loan agreement(s), promissory note(s), Mortgage(s), assignment(s), consent(s), estoppel(s), guaranty(ies), security agreement(s), and other agreements, documents and instruments (including any Insurance Policies) evidencing or otherwise relating to such Loan, the original credit application executed by the Obligor(s) thereunder, and all other agreements, documents, and instruments required by the Loan Funding Checklist (including any share certificates and related stock powers); (b) the related loan application; (c) the related credit memorandum; (d) the related Valuation; (e) the related Specified Review; and (f) all related filings (including Uniform Commercial Code filings), notices, transfers, assignments (including assignments of all related Mortgages (in recordable form and duly executed) and Notes), stock or other appropriate powers or instruments of transfer (duly executed in blank) and recordings as required under Section 3.01(a)(ix) hereof, the Trust Agreement or applicable law (i) to perfect the sale by the Company to the Depositor of such Loan and the related Loan Assets being acquired hereunder, (ii) to assign to the Trustee all Uniform Commercial Code financing statements perfecting the security interest of the Depositor (as assignee of the Company) in the related Loan Collateral, (iii) to perfect the first priority security interest of the Trustee in the Depositor's rights therein, and (iv) to cause any related Loan Collateral (including any related Mortgages) to name the Trustee as lienholder in accordance with the provisions of the Trust Agreement.

                    "Loan Funding Checklist": The checklist of all required documentation relating to any Loan, substantially in the form of Exhibit B.

                    "Mortgage": The mortgage, deed of trust or other instrument securing a Loan, which creates a first lien on an unsubordinated fee, leasehold or ground leasehold estate on real property.

                    "Mortgaged Property": Any real property (irrespective of whether a fee or a leasehold estate) that is encumbered by a Mortgage and secures, directly or indirectly, the repayment of all or any portion of any Loan or any guaranty thereof or any debt evidenced by a Note.

                    "Note": The note or other evidence of indebtedness of an Obligor evidencing a Loan.

                    "Pending Credit Schedule": A schedule, substantially in the form of Exhibit C attached hereto, setting forth, with respect to each Loan, a summary of the financial terms of such Loan, a summary of the relevant documents and the structure of the Loan and the security therefor.

                    "Pension Plans": The meaning set forth in Section 3.01(c)(xvi).

                    "Permitted Loan Collateral Liens": Collectively, with respect to any Loan and the related Loan Collateral therefor: (a) Liens that are identified as existing on the date of the related Loan closing or that are permitted under the terms of the related Loan documents to arise thereafter, in each case as approved in writing by the Depositor and the Certificateholder Agent; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, or materialmen, and other Liens (other than Liens in connection with any Environmental Law and any Lien imposed under ERISA) imposed by law and incurred in the ordinary course of business of any related Obligor for sums either not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established in accordance with GAAP (if so required); (c) Liens (other than Liens in connection with any Environmental Law and any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business of any related Obligor in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of statutory obligations, surety and appeal bonds, leases, or other similar obligations; (d) non-material easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary course of business of any Obligor; (e) banker's Liens in the nature of rights of setoff arising in the ordinary course of business of any related Obligor; (f) Liens on property of any related Obligor to another related Obligor securing debt of the one party owing to the other (but only if such debt is Loan Collateral); (g) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established in accordance with GAAP (if so required); and (h) Liens created by the Loan documents in favor of the Company.

                    "Pool Criteria": The criteria set forth on Exhibit D.

"Program Guidelines": The underwriting guidelines of the Company with respect to the origination of the Loans, which are as set forth on Exhibit E attached hereto; provided that "Program Guidelines" shall not include any Proposed Revisions (as that term is defined in Section 4.01(r)) if the same is, or is deemed, rejected by the Depositor, the Rating Agency or the Certificateholder Agent in accordance with Section 4.01(r).

                    "Proposed Revisions": The meaning set forth in the Section 4.01(r).

                    "Qualified Insurer": An insurance company duly qualified as such under the laws of the states in which any applicable Loan Collateral is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and which is rated as to claims paying ability as follows: (a) with respect to pre-need insurance for customers of Obligors, at least "B++/V" or, in the case of Homesteaders Life Co., "B+/V" by Best=s Key Rating Guide; (b) with respect to life insurance assigned by an Obligor under a Loan, at least "B+/V" or, if in excess of the applicable state guaranty fund limits, at least "B++/VI" by Best=s Key Rating Guide; and (c) with respect to all other insurance, at least "A" by Best=s Key Rating Guide.

                    "Servicer": The Person described in the recitals hereof until a successor Person shall have (if applicable) become the Servicer pursuant to the applicable provisions of the Servicing Agreement, whereupon "Servicer" shall mean such successor Person.

                    "Servicing Advisor": The Person described in the introduction of the Servicing Agreement until a successor Person shall have (if applicable) become the Servicing Advisor pursuant to the applicable provisions of the Servicing Agreement, whereupon "Servicing Advisor" shall mean such successor Person.

                    "Special Servicer": The Person described in the recitals hereof until a successor Person shall have (if applicable) become the Special Servicer pursuant to the applicable provisions of the Servicing Agreement, whereupon "Special Servicer" shall mean such successor Person.

                    "Specified Review": A review of a Loan and of the related initial Valuation, conducted by Deloitte & Touche LLP or any other "Big 5" accounting firm (including any consulting arm thereof) or any other Independent person approved in advance in writing by the Certificateholder Agent, which review addresses the items set forth on Exhibit F.

                    "Standard Forms": The forms of the documents attached hereto as Exhibit G with such changes thereto, if any, as are from time to time approved by both the Certificateholder Agent and the Rating Agency.

                    "Substitute Loan": The meaning set forth in Section 3.04(b).

                    "Transfer Taxes": The meaning set forth in Section 3.01(a)(viii).

                    "Trust Agreement": The meaning set forth in the recitals hereof.

                    "Trustee": The Person described in the recitals hereof until a successor Person shall have (if applicable) become the Trustee pursuant to the applicable provisions of the Trust Agreement, whereupon "Trustee" shall mean such successor Person.

                    "Valuation": A valuation of an Obligor=s business and assets comprising the Loan Collateral, as prepared by an experienced and competent business appraiser acceptable to the Certificateholder Agent and which, initially, shall include FAIr Market Value, Inc.

                    Section 1.02             Certain Rules of Construction.

                    Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular and to the singular include the plural; (b) references to any gender include any other gender; (c) the words "include" and "including" are not limiting; (d) the word "or" has the inclusive meaning represented by the phrase "and/or"; (e) the words "hereof," "herein," "hereby," and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision hereof; and (f) article, section, subsection, clause, exhibit, and schedule references are to this Agreement. Article, section, and subsection headings are for convenience of reference only, shall not constitute a part of this Agreement for any other purpose, and shall not affect the construction of this Agreement. All exhibits and schedules attached hereto are incorporated herein by this reference. Any reference herein to this Agreement or any other agreement, document, or instrument includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

ARTICLE TWO

ACQUISITION OF LOAN ASSETS

                    Section 2.01             Conveyance of Loan Assets.

                    (a)          In consideration of the Depositor's delivery to or upon the order of the Company of the Common Stock and the net proceeds from the initial sale of the Certificates, the Company does hereby sell, transfer, contribute, assign, set over and otherwise convey to the Depositor, without recourse (except as provided in Sections 2.06, 3.03 and 3.04), all of the Company's right, title and interest now existing or hereafter arising in and to the Loan Assets related to the Loans listed on each Loan Schedule. The Company, from time to time hereafter, shall sell and contribute to the Depositor all of the Company's right, title and interest then existing or thereafter arising in and to a Funding Group or Substitute Loans (and, in each case, the related Loan Assets) pursuant to a Company Certificate under the circumstances and in accordance with the procedures set forth herein and in the Trust Agreement. The Company agrees that all Loans sold, contributed, transferred and conveyed to the Depositor hereunder shall be Eligible Loans and that all Loan Assets acquired by the Depositor shall conform with all of the requirements hereof. The Company hereby acknowledges that each transfer of the Loan Assets to the Depositor is absolute and irrevocable, without reservation, retention of any interest, or recourse to the Company, except as provided in Sections 2.06, 3.03 and 3.04.

                    (b)          If, for any reason, the Company retains any portion of the Loan File pertaining to any Loan sold to the Depositor hereunder, it shall hold such documents as the Special Servicer in trust for the benefit of the Depositor and the Trustee. The possession by the Company of any Loan File (or any portion thereof) pertaining to any Loan is, and shall be, at the will of the Depositor and the Trustee for the sole purpose of servicing such Loan Assets, and such retention and possession by the Company is, and shall be, in a custodial capacity only. Any Loan File or portion thereof relating to any Loan shall be segregated from the books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Loan Assets to the Depositor and the conveyance thereof to the Trust.

                    Section 2.02         Authorization and Issuance of Common Stock by the Depositor.

                    Subject to all the terms and conditions hereof and in reliance upon the representations, warranties and covenants set forth in this Agreement, the Depositor shall issue, as of the Initial Delivery Date, the Common Stock to the Company. In accordance with all of the terms and conditions hereof: (a) the Depositor shall issue the Common Stock in the name of, and shall deliver the Common Stock directly to, the Company; and (b) the Company shall obtain the Common Stock directly from the Depositor.

                    Section 2.03         Use of Proceeds.

                    Subject to all the terms and conditions hereof and in reliance upon the representations, warranties and covenants set forth herein, the Depositor shall, on the Initial Delivery Date and on any Acquisition Date, repay the Existing Indebtedness, if any, with the proceeds of the sale of any Certificates simultaneously upon the issuance of such Certificates.

                    Section 2.04         Delivery of Loans; Filing of Financing Statements.

                    (a)          In connection with each Funding, the Company shall deliver to the Depositor, the Certificateholder Agent and the Rating Agency a Pending Credit Schedule, Specified Reviews, a Funding Report and a Company Certificate in accordance with Sections 4.03 and 4.04 of the Trust Agreement.

                    (b)          Promptly upon the transfer by the Company to the Depositor of the Loan Assets, the Company shall notify all Obligors in writing to send all payments in respect of the Loans directly to the Lockbox Account.

                    (c)          In connection with the Depositor's acquisition of any Loan Assets, the Company, on behalf of the Depositor, shall deliver to the Trustee in accordance with Section 4.06 of the Trust Agreement the original related Loan Files and shall deliver to the Servicer and the Special Servicer a copy of such Loan Files to assist them in their respective servicing obligations (as provided under the Transaction Documents). In addition, in connection with the Depositor=s acquisition of any Loan Assets, the Company shall make, file, or record, as applicable, on or prior to the acquisition of such Loan Assets all filings (including Uniform Commercial Code filings), notices, transfers, assignments (including assignments of all related Mortgages (in recordable form duly executed) and Notes), stock or other appropriate powers or instruments of transfer (duly executed in blank) and recordings as required under Section 3.01(a)(ix) hereof, the Trust Agreement or applicable law (i) to perfect the sale by the Company to the Depositor of the Loans and the related Loan Assets being acquired hereunder, (ii) to assign to the Trustee all Uniform Commercial Code financing statements perfecting the security interest of the Depositor (as assignee of the Company) in the related Loan Collateral, (iii) to perfect the first priority security interest of the Trustee in the Depositor's rights therein, and (iv) to cause any related Loan Collateral (including any Mortgages) to name the Trustee as lienholder in accordance with the provisions of the Trust Agreement.

                    (d)          In connection with the Depositor's acquisition of any Loan Assets, the Company shall promptly, at its own expense, cause all Electronic Records and other records maintained by it to be marked to show that the Loan Assets have been acquired by the Depositor in accordance herewith and subsequently conveyed by the Depositor to the Trustee in accordance with the Transaction Documents..

Section 20.5              Servicing of Loans.

The Servicer and the Special Servicer shall service all Loan Assets for the benefit of the Depositor (and its successors and assigns), the Trustee and the Certificateholders, in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, the Company acknowledges and agrees that its obligations hereunder are independent of any obligations it may have as the Special Servicer and that its obligations under this Agreement will continue in full force and effect, whether or not it is acting as the Special Servicer, until termination of this Agreement in accordance with Section 6.01.

Section 2.06              Review of Loans.

If the Company discovers or is notified by the Depositor or by the Trustee on behalf of the Certificateholders or by the Certificateholder Agent that any material document in any Loan File (including any Note, Mortgage or other document specified in clause (f) of the definition of "Loan File" contained herein) is missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, the Company shall correct or cure such omission, defect or other irregularity within forty-five (45) days from the date the Company discovered, or is notified by the Depositor or the Trustee of, such omission or defect. Otherwise, the Company shall repurchase such Loan from the Depositor or replace such Loan with a Substitute Loan in accordance with Sections 3.03 and 3.04.

                    Section 2.07         Nature of Transfer.

                    (a) The transfers of Loan Assets by the Company to the Depositor pursuant to this Agreement are intended to be absolute assignments of all of the Company's right, title and interest in, to and under such Loan Assets, without recourse (except as provided in Sections 2.06, 3.03 and 3.04), for all purposes.

                    (b) If the transfer of any or all of the Loan Assets from the Company to the Depositor is deemed for any reason to be a secured financing, then the Company shall be deemed hereunder to have granted to the Depositor, and the Company does hereby grant to the Depositor, a first priority security interest in all of the Loan Assets. For purposes of such grant, this Agreement shall constitute a security agreement under applicable law.

                    (c) If the transfer contemplated by this Agreement is deemed for any reason to be less than a transfer of complete legal title of all of the Loan Assets, the parties hereto nevertheless intend that this Agreement operate to transfer all of the Loan Assets to the Depositor.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

                    Section 3.01         Representations and Warranties of the Company.

                    (a)          Subject to any exceptions reflected in a related Funding Report that are approved by the Certificateholder Agent, the Company hereby makes the following representations and warranties as to each Loan to the Depositor and for the benefit of the Trustee and the Certificateholders, on which the Depositor relies in acquiring the Loan and the other related Loan Assets, the Trustee relies in accepting the Trust Estate and authenticating the Certificates and the Certificateholders rely in acquiring the Certificates and making advances under the Transaction Documents. Such representations and warranties speak, unless otherwise indicated, as of the Acquisition Date with respect to such Loan, but such representations and warranties shall survive any subsequent transfer, assignment, contribution or conveyance of such Loan.

            (i)              The information set forth with respect to such Loan in the Loan Schedule is true and correct as of the related Cut-Off Date and Acquisition Date;

            (ii)              Such Loan is a senior secured commercial loan originated in the United States of America by the Company in the ordinary course of the Company's business. Such Loan is denominated and payable in United States dollars. Such Loan is fully and properly executed by the parties thereto. The rights with respect to such Loan are assignable by the lender thereunder and its assignees without the consent of or notice to any Person.

            (iii)              The Company shall have delivered to the Depositor either (A) the original manually executed Note relating to such Loan, all other original documents evidencing such Loan (with the exception of such original documents as have not yet been returned from the appropriate filing/recordation office, which documents shall be forwarded to the Trustee within one hundred twenty (120) days of the date of the closing of such Loan; provided that, if such original documents are not forwarded to the Trustee on or before such date, then the Company shall provide written notice to the Trustee and the Certificateholder Agent of such fact, such written notice to provide the circumstances of such failure and what steps the Company is taking or is able to take in respect thereof (depending on information supplied by the applicable filing/recordation office)), and the other items comprising the Loan File related thereto or (B) executed Escrow Instructions, or other evidence acceptable to the Depositor, the Trustee and the Certificateholder Agent that such items have been obtained from the Obligor and are being held in escrow; with delivery of all original documents evidencing such Loan and the related Loan File to be made within two (2) Business Days following the related Acquisition Date (with the exception of such original documents as have not yet been returned from the appropriate filing/recordation office, which documents shall be forwarded to the Trustee within one hundred twenty (120) days of the date of the closing of such Loan; provided that, if such original documents are not forwarded to the Trustee on or before such date, then the Company shall provide written notice to the Trustee and the Certificateholder Agent of such fact, such written notice to provide the circumstances of such failure and what steps the Company is taking or is able to take in respect thereof (depending on information supplied by the applicable filing/recordation office)).

                    (iv)          There is only one original manually executed counterpart of the Note relating to such Loan, which has been delivered to the Trustee, and the Company's Electronic Records and other records have been marked as provided in Section 2.04(d).

                    (v)          Such Loan was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

                    (vi)          Such Loan is, and on the related Cut-Off Date and Acquisition Date will be, in full force and effect in accordance with its respective terms and neither the Company nor any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Loan; and, as of the related Acquisition Date: (A) such Loan is not a Delinquent Loan or a Defaulted Loan and (B) there are no proceedings pending, or to the best of the Company's knowledge, threatened, asserting the insolvency of an Obligor; and there are no proceedings pending, or to the best of the Company's knowledge, threatened wherein the Obligor or any governmental agency has alleged that such Loan is illegal or unenforceable or which could reasonably be expected to have a material adverse effect on the financial condition of the related Obligor or the enforceability of the Loan; and no advances were made to qualify the Loan under the eligibility criteria contained in this Section 3.01.

                    (vii)          To the best of the Company=s knowledge, there has been no advance of funds by a party other than the related Obligor(s) for the payment of any amount required in respect of such Loan.

                    (viii)          Such Loan is the valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                    (ix)          All related filings (including Uniform Commercial Code filings and further including such Uniform Commercial Code filings naming the Trustee as assignee of secured party with respect to the Obligors under such Loan), notices, transfers, assignments (including assignments of all related Mortgages (in recordable form and duly executed)), stock or other appropriate powers or instruments of transfer (duly executed in blank), recordings and other actions as required under the Trust Agreement or applicable law to perfect the first priority security interest of the Depositor in such Loan and the related Loan Assets being acquired hereunder, to assign such security interest to the Trustee, to perfect the first priority security interest of the Trustee in the Depositor's rights therein and to cause any related Loan Collateral (including any related Mortgages) to name the Trustee as lienholder in accordance with the provisions of the Trust Agreement have been accomplished and are in full force and effect or will be accomplished within the time period specified in the Transaction Documents. Such Loan creates a valid, subsisting and enforceable first priority lien upon and security interest in the related Loan Collateral subject only to Permitted Loan Collateral Liens, securing such Loan in favor of the Company. Such Loan together with the related lien and security interest in the Loan Collateral has been duly assigned by the Company to the Depositor and by the Depositor to the Trustee.

                    (x)          Each Loan (except as described below) is secured by a related Mortgage, which is a valid and enforceable first lien on the fee or leasehold estate (as indicated in the exhibit/attachment to the Mortgage) of the related Mortgage Property, which estate is free and clear of all other encumbrances and liens, except (in the case of a mortgage of a fee estate) for (A) liens for real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to commercial mortgage lending institutions generally or specifically (i.e., not through a general exception or exclusion) reflected in the title policy made in connection with the origination of the related Loan, (C) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage, or (D) any other lien as approved by the Company, the Depositor and the Certificateholder Agent.

                    (xi)          Such Loan is not cross-collateralized with any other obligation other than the following: (A) a Loan that is a whole loan and not a participation interest; or (B) an obligation not a Loan to the extent that: (1) such obligation is a loan originated by the Company; (2) such obligation has a debt service coverage ratio, fixed charge coverage ratio or other similar measure analogous to the Coverage Ratio applicable to the Loan of not less than 1.60:1.00; (3) the proceeds of such other obligation are to be used solely for (y) acquiring additional death care establishments or real property or making any improvements relating thereto or (z) constructive business purposes of the related Obligor, provided that no proceeds of any such obligation are used by or distributed to any Affiliate of the related Obligor other than such Person=s wholly owned subsidiaries; (4) such other obligation will be serviced solely by the Servicer; (5) the Company shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Certificateholder Agent and the Rating Agency with the related creditor (or the assignee thereof) of such other obligation; and (6) the Company shall have provided all information with respect to such other obligation as shall have been reasonably requested by the Certificateholder Agent and the Rating Agency.

                    (xii) In the case of a Mortgage of a fee or leasehold estate in connection with such Loan, the related Mortgaged Property is covered by an ALTA or comparable lender's title insurance policy, issued by a Qualified Insurer, insuring the Company, its successors and assigns that the related Mortgage is a valid first lien on such Mortgaged Property, subject (in the case of a Mortgage on a fee estate) only to the matters set forth in Section 3.01(a)(x) and Permitted Loan Collateral Liens. Such title insurance policy is in full force and effect, is freely assignable to each of the Depositor and the Trustee, as assignee of the Loan using a 104 or similar endorsement which endorsement insures the holder of record that there is no prior assignment of the Loan. Such title insurance policy insures the Mortgaged Property in the amount required by the Program Guidelines. The policy does not contain any special exceptions (other than standard exclusions and endorsements) for zoning and uses or other special exceptions (other than survey exceptions) that would render the Mortgaged Property unmarketable. No claim has been made under such title insurance policy. The Company has not done, by act or omission, anything, and has no knowledge of any fact, which would materially impair the coverage of any such title insurance policy. The title policy has been marked to delete the intervening lien exception and all premiums for such policy, including any premiums for endorsements and special endorsements, have been paid.

                    (xiii) Any Mortgaged Property related to such Loan is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the Company consistent with its commercial lending practices and the Program Guidelines, against other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than that specified by the Program Guidelines. The primary related Obligor also maintains business interruption and rental continuation coverage sufficient to protect against loss under a policy issued by a Qualified Insurer in accordance with the Program Guidelines. If any portion of the Mortgage Property is in an area identified by any federal governmental department, agency or authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies contain a standard loss payable endorsement naming the Company, its successors and assigns (including subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or cancelled without thirty (30) days prior written notice to the mortgagee. No such notice has been received by the insured. All premiums on any such policy have been paid for at least six (6) months following the related Loan closing date. The related Mortgage obligates the related Obligor to maintain all such insurance and, at such Obligor's failure to do so, authorizes the mortgagee to maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from such Obligor.

                    (xiv)          Such Loan was originated by the Company and each related Loan Asset satisfies in all material respects the Program Guidelines.

                    (xv)          The proceeds of such Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements stated in the commitment letter between the Company and the related Obligors and the closing instructions of the Company as to the escrow of any funds have been complied with except as described in the related Loan File and approved in writing by the Depositor and the Certificateholder Agent. Except for any escrowed funds deposited pursuant to the related Loan documents, no cash deposits, letters of credit, pledged account, surety bonds or other cash equivalent items are held to assure compliance by any related Obligor with any of its obligations in respect of the Loan.

                    (xvi)          The Coverage Ratio relating to such Loan is not less than 1.4:1.0.

                    (xvii)          No Obligor with respect to such Loan is the United States of America or any state, or agency, department or instrumentality or political subdivision of the United States of America or any State.

                    (xviii)          All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination, conveyance and servicing of such Loan have been complied with.

                    (xix)          Such Loan is not and, to the best of the Company=s knowledge, will not be subject to any right of rescission, set-off, claim, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Loan or otherwise; the operation of any of the terms of such Loan or the exercise by the Company or any related Obligor of any right under such Loan will not render such Loan unenforceable in whole or in part, nor subject to any claim, counterclaim, setoff, recision or defense, and no such right of rescission, set-off, claim, counterclaim or defense has been asserted with respect thereto; provided that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Company and its assignees with respect to such Loan inadequate for the practical realization of the benefits provided thereby.

                    (xx)              Proceeds of the Loans may be used for acquisitions, debt refinancing, stock purchase, distribution and other legal purposes specified in the Program Guidelines or otherwise approved by the Certificateholder Agent. Except as expressly previously disclosed to the Depositor and the Certificateholder Agent, to the best of the Company=s knowledge, the proceeds of such Loan have not been and will not be used to satisfy, in whole or in part, any debt owed or owing by any Obligor to any of its Affiliates.

                    (xxi)              All existing indebtedness of the related primary Obligor of such Loan shall be repaid prior to or concurrently upon the closing of such Loan; provided that, subject to Section 3.01(a) (xvi), incidental unsecured debt (including revolving credit), debt secured by, and leases of, or indebtedness relating to, vehicles and equipment consistent with the Program Guidelines and as permitted under the related Loan documents is permitted.

                    (xxii)              There is no default, breach, violation or event of acceleration existing with respect to such Loan, and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, exists with respect to such Loan.

                    (xxiii)              Such Loan is evidenced by documents substantially in the form of the Standard Forms. The related Note, the related Mortgage and the other related Loan documents contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Obligor's interest in the related Loan Collateral. Such Loan has a stated maturity. Such Loan has scheduled monthly payments and an amortization schedule that comply with the Program Guidelines; without limiting the foregoing, the grace period with respect to any scheduled monthly payment due in respect of such Loan is not greater than five (5) days.

                    (xxiv)              To the extent such Loan is secured by a Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale after default by the related Obligor, no fees or expenses are payable by the Company or the Depositor to such trustee.

                    (xxv)              With respect to each Loan which is secured by the interest of an Obligor as lessee under a Lease, unless otherwise approved in writing by the Depositor and the Certificateholder Agent:

                    (1)              The lessor under such Lease has agreed in such Lease or in another writing contained in the Loan File, or the related Loan provides for the Obligor's agreement, that such Lease may not be amended, modified, surrendered, cancelled or terminated in any manner that would be materially adverse to the Company without the prior written consent of the Company;

                    (2)              Such Loan provides that the original term of the related Lease (plus all consecutive renewal terms which may be exercised, and which under all circumstances would be enforceable, by the Company, the Depositor and the Trustee, as appropriate) extends beyond the stated maturity date for such Loan, unless otherwise approved in writing by the Depositor and the Certificateholder Agent;

                    (3)              Such Lease or related lease estoppel requires the lessor thereunder to give to the Company notice of any default by the lessee, the opportunity to cure any such default, and the right to enter into a new lease on substantially the same terms as the Lease following a rejection thereof by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding or a termination of such Lease as a result of an incurable default; and

                    (4)              Such Lease is in full force and effect and no default has occurred under such Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Lease.

(xxvi)              The Company has duly fulfilled all obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of the Loan Assets related to such Loan, including giving any notices or consents necessary to effect the acquisition of such Loan Assets by the Depositor, and has done nothing to impair the rights of the Trust Estate and the Certificateholders in such Loan. The Company has obtained all necessary licenses, permits and charters required to be obtained by the Company, which failure to obtain would render any material portion of the Loan documents unenforceable or would have a material adverse effect on the Depositor or the Certificateholders.

(xxvii)              Such Loan and the related Loan Assets have not been sold, transferred, assigned or pledged by the Company to any Person other than the Depositor (except for security interests in the Loan Assets which shall be terminated on or prior to the related Cut-Off Date), and upon execution and delivery of this Agreement by the Company and the contemporaneous repayment of the Existing Indebtedness, the Depositor will have all of the right, title and interest in and to the Loan Assets, free and clear of all liens and encumbrances and any interest of the Company or its successors, except for the interests of any related Obligors in connection with the Loan and the lien of the Trustee under the Trust Agreement. The sale to the Depositor of the such Loan and the related Loan Assets does not violate the terms or provisions of any loan or any other agreement to which the Company is a party or by which it is bound.

(xviii)              The sale, transfer, assignment and conveyance of such Loan and the related Loan Assets by the Company pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes that have or will be paid by the Company as due. If the Depositor receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of such Loan or the related Loan Assets, on written demand by the Depositor, or upon the Company otherwise being given notice thereof, then the Company shall pay, and otherwise indemnify and hold the Depositor, the Trustee and the Trust harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee and the Trust shall have no obligation to pay such Transfer Taxes).

                    (xxix)              As of the related Acquisition Date, such Loan has not been prepaid in full or in part (except for any partial prepayment reflected in the Loan Balance as shown on the Loan Schedule).

                    (xxx) Such Loan has been originated at par (100% of the Note amount) and all fees paid to the Company in connection with the origination of such Loan have been disclosed in the related Loan File.

                    (xxxi) Such Loan has a final Scheduled Payment on or before the date that is six months prior to the latest Series Termination Date.

                    (xxxii) Such Loan has (A) an amortization schedule of not more than 216 months and (B) a remaining term of at least 140 months and not more than 180 months.

                    (xxxiii) Except as disclosed in the Funding Report relating to such Loan, to the best of the Company's knowledge, there is no hazardous substance, or proceeding for remediation of any hazardous substance, affecting any Mortgaged Property related to such Loan and there is no material violation of any environmental law, regulation or order affecting any Mortgaged Property relating to such Loan.

                    (xxxiv) There are no delinquent property taxes or similar charges on or affecting any Mortgaged Property relating to such Loan.

                    (xxxv) Any improvements on any Mortgaged Property relating to such Loan are in good repair, and, to the best of the Company's knowledge, since the origination of such Loan, the operator of such Mortgaged Property has maintained all material licenses, permits and qualifications necessary for the operation of the Mortgaged Property, and the Company has not received any notice of any proceeding to revoke or suspend any such license, permit or qualification.

                    (xxxvi) Such Loan has been serviced solely by the Company or the Servicer.

                    (b)                  The Company hereby makes, as of each Acquisition Date, the following representations and warranties to the Depositor, and for the benefit of the Trustee and the Certificateholders, on which the Depositor relies in acquiring the Loan Assets and selling the Certificates, the Trustee relies in accepting the Trust Estate and authenticating the Certificates and the Certificateholders rely in acquiring the Certificates and making advances under the Transaction Documents. Such representations and warranties speak as of each Acquisition Date, as applicable, unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Loans.

                    (i)              The Company used no selection procedures that identified the Loans being acquired as being less desirable or valuable than other comparable loans, if any, originated by the Company.

                    (ii)              The Loans comply with the Pool Criteria.

                    (iii)              As of any Acquisition Date on which any Substitute Loans are conveyed to the Depositor and the Trustee: (A) the weighted average remaining term to maturity of the Loans immediately after the substitution of such Substitute Loans does not vary by more than 1.5 months shorter or longer from the weighted average remaining term to maturity immediately prior to such substitution of Substitute Loans; (B) each Substitute Loan has a final Scheduled Payment on or before the final scheduled maturity of all other Loans; (C) the interest rate and prepayment premium with respect to each Substitute Loan are not less than those on the Loan being replaced.

                    (iv)              As to any Loans acquired on any Acquisition Date while a Swap Agreement is then in effect, the acquisition of such Loans will not cause the weighted average interest rate on all Loans then held in the Trust Estate (computed, prior to any default under the Swap Agreement, by taking into account any Swap Payments anticipated to be made in respect thereof) to be less than the weighted average interest rate then accruing on Rated Certificates then Outstanding.

                    (c)                  The Company hereby makes the following representations and warranties to the Depositor, and for the benefit of the Trustee and the Certificateholders, on which the Depositor relies in acquiring the Loan Assets and selling the Certificates, the Trustee relies in accepting the Trust Estate and authenticating the Certificates and the Certificateholders rely in acquiring the Certificates and making advances under the Transaction Documents. Such representations and warranties speak as of the related Acquisition Date, unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Loans:

                    (i)              The Company has been duly organized and is validly existing and in good standing as a limited liability company under the laws of its jurisdiction of organization with limited liability company power and authority to own its properties and to transact the business in which it is now engaged, and the Company is duly qualified to do business in and is in good standing under the laws of each State in which any Obligor or Mortgaged Property is located or is not required under applicable law to effect such qualification, except where failure to so qualify would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or under any of the Loans.

                    (ii)              The performance of the obligations of the Company under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under any material indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any Lien (except the Lien created by the Trust Agreement) upon any of the property or assets of the Company pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's property or assets is subject, nor will such action conflict with or result in any violation of the provisions of the Company's certificate of formation or limited liability company operating agreement or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations that have been obtained or such registrations or qualifications that have been made.

                    (iii)              Each of the Transaction Documents has been duly authorized, executed and delivered by the Company by all necessary corporate action and such agreements are the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                    (iv)              The Company Address is the chief executive office and chief place of business of the Company and the office where the Company keeps its records concerning the Loans.

                    (v)              The Company does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                    (vi)              The transactions contemplated by the Transaction Documents are being consummated by the Company in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                    (vii)              The consideration received by the Company as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Loan Assets and the performance of the Company's obligations hereunder.

                    (viii)              Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Company:

                    (1)              be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

                    (2)              be engaged in or about to engage in, business or a transaction for which the Company will have unreasonably small capital or the remaining assets of the Company will be unreasonably small in relation to its respective business or the transaction; and

                    (3)              have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. The Company's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                    (ix)                Both immediately before and after the transactions contemplated by the Transaction Documents: (A) the present fair salable value of the Company's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (B) the sum of the Company's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                    (x)              The acquisition of the Loan Assets by the Depositor pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                    (xi)              There are no proceedings or investigations pending, or to the knowledge of the Company, threatened, against or affecting the Company in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, if determined adversely to the Company, would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents. The Company is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                    (xii)              All tax returns or extensions required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of the respective properties, income or franchises of the Company, shown to be due and payable on such returns have been, or will be, paid when due. To the best of the Company's knowledge, all such tax returns are true and correct and the Company has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Company are in accordance with generally accepted accounting principles.

                    (xiii)              The Company (A) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (B) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (C) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents.

                    (xiv)              It is the intention of the Company that the Loan Assets be acquired by the Depositor and that the beneficial interest in and title to the Loan Assets not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law.

                    (xv)              As of the Initial Delivery Date and after giving effect to the transactions contemplated hereby to be consummated on the Initial Delivery Date, the Company is and will be the registered owner of all of the issued and outstanding common stock of the Depositor, all of which Common Stock is validly issued, fully paid and nonassessable.

                    (xvi)              The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company, or in which employees of the Company are entitled to participate, as from time to time in effect (collectively, the "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits (based on the value of such assets as of December 31, 1997, the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Company to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the

Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

                    (xvii)              There has been no material adverse change in the financial condition of the Company since April 28, 1998 and all information concerning the Company and its Affiliates furnished by the Company to the Depositor, the Certificateholder Agent, any Certificateholder, the Trustee or the Rating Agency prior to such Acquisition Date in connection with the Transaction Documents or any transaction contemplated thereby was true and accurate in all material respects or based on reasonable estimates (but, if based on estimates, shall be identified as so based) on the date as of which such information is stated or certified, as applicable, and no such information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made and taken as a whole, not misleading; provided that, to the extent that the representations and warranties of the Company contained in this clause (xvii) relate to any such information that was not prepared by the Company or any of its Affiliates, then such representations and warranties are made by the Company solely to the best of its knowledge. As used in this clause, "information" does not include casual oral conversations or informal oral statements of opinions on which it would be unreasonable to rely.

Notwithstanding that any representation or warranty set forth in this Section 3.01 is made to the best of the Company's knowledge (or to the best of the Depositor's knowledge as such representation or warranty is applied to the Depositor under the terms of the Trust Agreement), in the event any such representation or warranty is found to be untrue or incorrect, the repurchase and substitution provisions of Sections 3.03 and 3.04 shall apply as if such representation or warranty was not conditioned on the Company's (or the Depositor's) knowledge.

Section 3.02              Representations and Warranties of the Depositor.

                    The Depositor hereby makes the following representations and warranties to the Company, and for the benefit of the Trustee and the Certificateholders, on which the Company relies in entering into this Agreement with the Depositor the Trustee relies in accepting the Trust Estate and authenticating the Certificates and the Certificateholders rely in acquiring the Certificates and making Fundings. The Company agrees that any breach by the Depositor of any such representations and warranties shall not limit or excuse the full performance of the Company's obligations hereunder. Unless otherwise indicated, such representations and warranties speak as of the Initial Delivery Date and each Acquisition Date, but such representations and warranties shall survive any subsequent transfer, assignment, contribution or conveyance of the Loan Assets:

                    (a)              The Depositor has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Depositor is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Transaction Documents.

                    (b)              The performance of the obligations of the Depositor under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien (except the Lien created by the Trust Agreement) upon any of the property or assets of the Depositor pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the Depositor's property or assets is subject, nor will such action conflict with or result in any violation of the provisions of the Depositor's certificate of incorporation or bylaws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over the Depositor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations that have been obtained or such registrations or qualifications that have been made.

                 (c)                  The Transaction Documents have been duly authorized, executed and delivered by the Depositor by all necessary corporate action and constitute valid and legally binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

                (d)                  There are no proceedings or investigations to which the Depositor is a party pending, or, to the knowledge of the Depositor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any of the Transaction Documents, or (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Transactions Documents.

               (e)                      All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Initial Delivery Date.

               (f)                      The Depositor Address is the principal place of business and chief executive office of the Depositor.

                (g)                      All tax returns or extensions required to be filed by the Depositor in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Depositor, or upon any of the respective properties, income or franchises of the Depositor, shown to be due and payable on such returns have been, or will be, paid when due. To the best of the Depositor's knowledge, all such tax returns are true and correct and the Depositor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Depositor are in accordance with generally accepted accounting principles.

                (h)                      The Depositor (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain would materially and adversely affect the ability of the Depositor to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents.

    Section 3.03              Substitution or Repurchase of Loans.

              If (a) the Company, the Depositor, the Trustee, the Servicer or the Special Servicer discovers or are notified of (i) the breach of any representations or warranties set forth in Sections 3.01 or 3.02 that materially and adversely affects the value of a Loan, an interest (of the Company, the Depositor or the Trustee) in the related Loan Collateral, or the interests of the Certificateholders, or (ii) the breach of any of the representations and warranties set forth in Sections 3.01(a)(ii), 3.01(a)(v), 3.01(a)(viii) or 3.01(a)(xxvii), or (b) the Company or the Depositor discovers or is notified of the occurrence of any missing or defective document as specified in Section 2.06, then the party discovering such breach or condition shall give prompt written notice to the other parties and to the Trustee, the Certificateholder Agent and each Certificateholder and, in the case of clause (a) of this Section, the Company shall, within thirty (30) days from the date the Company was notified of or otherwise discovers such breach, cure such breach, and in the case of clause (b) of this Section, the Company shall, within forty-five (45) days from the date the Company was notified of or otherwise discovers such breach, cure such breach. If in the case of either clause (a) or (b) of this Section, the Company fails to cure such breach in the applicable time period or the Company or the Special Servicer is unable to cure such circumstance or condition, then at the expiration of the applicable cure period the Company shall either (A) purchase such Loan and the security interest in the related Loan Collateral at the Repurchase Price or (B) provide a Substitute Loan (together with a Company Certificate) and remit the applicable Repurchase Price, if any, to the Collection Account. The Repurchase Price for a repurchased Loan and, if any, for a Substitute Loan shall be paid and any Substitute Loan shall be delivered, by the Company to the Collection Account in accordance with Section 3.04. It is understood and agreed that the obligation of the Company to cure or purchase or substitute any Loan as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Depositor, the Certificateholders or the Trustee on behalf of such Certificateholders (except for any indemnities provided under Section 4.01(j) or under the Trust Agreement) for any losses, claims, damages and liabilities arising from the Depositor's ownership of such Loan or the inclusion of such Loan in the Trust Estate.

    Section 3.04              Requirements for Purchase or Substitution of Loans.

            (a)                      If the Company purchases any Loan under Sections 2.06 or 3.03, or if the Depositor removes any Loan under Section 3.04 of the Trust Agreement, such Loan shall be purchased by the Company or removed by the Depositor, as applicable, at the Repurchase Price. All purchases and removals shall be accomplished at the times specified in subsection (c) below.

            (b)                      If the Company substitutes for any Loan under Section 2.06 or 3.03, or if the Depositor substitutes any Loan under Section 3.04 of the Trust Agreement (a "Substitute Loan"), each such Substitute Loan shall (i) be an Eligible Loan, (ii) be written on one of the Standard Forms, (iii) be accompanied by (A) a Company Certificate subjecting such Loan to the provisions hereof and providing with respect to such Substitute Loan the related Loan Schedule and (B) evidence of all required UCC filings and other actions required under the Transaction Documents to perfect the interests of the Depositor and the Trustee in such

Substitute Loan and the related Loan Assets, and (iv) not have been selected using any other procedures that identified the Loan as being less desirable or valuable than other comparable loans owned by the Company. Upon the substitution of any Substitute Loan pursuant to the provisions of this Section 3.04(b): (y) such Substitute Loan will be subject to all the terms and provisions of this Agreement, the Servicing Agreement and the Trust Agreement (including the applicability and accuracy of all of the representations and warranties set forth in Sections 3.01(a) and 3.01(b) as of the date of substitution) just as if such Substitute Loan had been one of the original Loans acquired on the Initial Delivery Date; and (z) the Depositor and the Company shall also comply with the provisions and limitations set forth in the Trust Agreement. All substitutions shall be accomplished at the time specified in subsection (c) below.

            (c)                      Any purchase or substitution of a Loan by the Company in accordance with Sections 2.06, 3.03 or this Section 3.04 shall be made by remittance of the Repurchase Price directly to the Collection Account or by substitution of a Substitute Loan and remittance of the applicable Repurchase Price, if any, directly to the Collection Account, on or prior to the Determination Date next following the expiration of the cure period set forth in Sections 2.06 or 3.03, as applicable. In addition, the Trustee shall release the related Loan in accordance with Section 3.05 of the Trust Agreement, and the Special Servicer shall no longer hold the copy of the related Loan File in its capacity as the Special Servicer in accordance with the provisions of the Servicing Agreement.

            (d)                      Any voluntary purchase or substitution of a Loan by the Depositor pursuant to the terms of the Trust Agreement in the event of a prepayment, default or delinquency with respect to such Loan shall satisfy the same requirements for a purchase or substitution, as the case may be, as are set forth in this Section 3.04.

ARTICLE FOUR

COVENANTS OF THE COMPANY

Section 4.01 The Company Covenants.

                    The Company hereby covenants and agrees with the Depositor and for the benefit of the Trustee and the Certificateholders as follows:

                    (a)                      Except as hereinafter provided, the Company will keep in full effect its existence, rights and franchises as a limited liability company and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents or any of the Loans and to perform its duties hereunder. The Company may not merge or consolidate with, or sell all or substantially all of its assets to, any other Person unless: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) shall have been breached and no Default would occur as a result thereof, (ii) such intended successor executes an agreement or assumption, in form reasonably satisfactory to the Trustee, to perform every obligation under each of the Transaction Documents to which it is to be a party, (iii) such intended successor has a net worth that is sufficient to perform in accordance with the Transaction Documents to which it is to be a party and at least approximately equivalent to the net worth of the Company immediately prior to such intended sale, merger or consolidation, (iv) the Company shall have delivered prior written notice to the Certificateholder Agent, the Certificateholders and the Trustee and shall have delivered to the Depositor, the Certificateholder Agent, the Certificateholders and the Trustee an Officer=s Certificate of the Company and an Opinion of Counsel each stating that such intended consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (v) the Company shall have delivered to the Depositor, the Certificateholder Agent, the Certificateholders and the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements, continuation statements and amendments thereto have been executed and filed and, if applicable, all other actions have been taken, to preserve fully the interest of the Depositor in the Loans and the Loan Assets and reciting the details of such filings and, if applicable, such actions, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; whereupon such Person, upon consummation of such transaction shall become the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                    (b)                      Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Depositor, the Trustee or the Certificateholders for taking any action, or for refraining to take any action, in good faith pursuant to this Agreement or for errors in judgment unless such action or inaction involves recklessness or negligence; provided that this provision shall not protect the Company against any breach of warranties or representations made herein, any failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company, and any director, officer, employee or agent of the Company, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the contributor of the Loan Assets hereunder and that in its opinion may involve it incurring any expense or liability.

                    (c)                      The Company, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) and take such other actions as may be necessary to preserve the security interests and liens described in Section 3.01(a)(ix) as may be reasonably requested by the Depositor or the Trustee and are reasonably satisfactory in form and substance to the Trustee.

                    (d)                      The Company will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Depositor, the Certificateholder Agent and the Trustee at least thirty (30) days prior written notice thereof and shall have provided evidence of appropriate UCC filings.

                    (e)                      The Company will give the Depositor, the Certificateholder Agent and the Trustee at least thirty (30) days prior written notice of any relocation of its principal executive office and, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Company, the Company shall provide evidence of appropriate UCC filings.

                    (f)                      The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with each Loan, will not change or modify the terms of the Loans except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Depositor or the Trustee in the Loans or the Loan Collateral. If, for any reason, the rights of the Company under any Loan (including under any guaranty of the related Obligor's obligations under any Loan) are not assignable or have, in fact, not been assigned to the Depositor or to the Trustee, then the Company will enforce such rights on behalf of the Depositor and the Trustee.

                    (g)                      The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Loan Assets or any part thereof; provided that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Depositor or the Trustee in the Loan Assets.

                    (h)                      The Company will advise the Depositor, the Certificateholders and the Trustee promptly, in reasonable detail, of the occurrence of any breach by the Company, following discovery by the Company of such breach, of any of its representations, warranties or covenants contained herein.

                    (i)                      The Company will execute or endorse, acknowledge, and deliver to the Depositor, the Certificateholders and the Trustee from time to time such schedules, confirmatory assignments, conveyances, powers of attorney, and other reassurances or instruments and take such further similar actions relating to the Loans and the rights covered by the Transaction Documents, as the Depositor or the Trustee may reasonably request to preserve and maintain title to the Loan Assets and the rights of the Trustee and the Certificateholders therein against the claims of all Persons.

                    (j)                      The Company agrees to indemnify, defend and hold the Depositor, the Trustee and the Certificateholders harmless from and against any loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach at any time by the Company of its representations, warranties and covenants contained in Section 3.01 or this Section 4.01 or (ii) any material information furnished by the Company that is set forth in any schedule delivered hereunder, being untrue in any respect when any such representation was made or schedule delivered; provided that the Company shall not have any liability with respect to a representation or warranty as to any specific Loan other than to purchase such Loan or substitute for such Loan in accordance with Sections 3.03 and 3.04 unless such breach of representation or warranty is the result of the Company's fraud, gross negligence, bad faith or willful misconduct. The Company shall also indemnify the Depositor, the Trustee and the Certificateholders for any costs or expenses incurred by them in the enforcement of this Agreement or as a result of the Company's failure to perform its obligations hereunder. The obligations of the Company under this Section 4.01(j) shall be considered to have been relied upon by the Depositor, the Trustee and the Certificateholders and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of the Depositor, the Trustee, the Certificateholder Agent or any Certificateholder until termination of the Trust Agreement. If the Company has made any indemnity payments pursuant to this Section 4.01(j) and thereafter any Person recovers the amount of the related loss or any portion thereof from others, such Person will promptly repay the amount recovered to the Company, without interest.

                    (k)                      The Company will not do anything to disturb or impair the acquisition of the Loan Assets by the Depositor hereunder.

                    (l)                      The Company (i) will (A) maintain its books and records separate from the books and records of the Depositor and (B) maintain bank accounts separate from those of the Depositor and (C) maintain one (1) independent director on the Depositor's board of directors, so long as the Company is a shareholder of the Depositor and (ii) will not, and will not in any manner encourage any other Person to, (A) take any action that would cause the dissolution or liquidation of the Depositor, (B) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Depositor, or (C) institute against the Depositor, or join any other Person in instituting against the Depositor, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This Section 4.01(l) shall survive termination of this Agreement.

                    (m)                      The Company shall notify the Depositor, the Trustee, the Certificateholder Agent and each Certificateholder promptly after becoming aware of any Lien (other than a Permitted Loan Collateral Lien) on any Loan Asset.

                    (n)                      On each date as of which the Company substitutes a Substitute Loan or Substitute Loans in accordance with Sections 2.06 or 3.04(b), the Company shall provide to the Depositor (with a copy thereof to the Trustee, the Certificateholder Agent and each Certificateholder) a Company Certificate with respect to such Substitute Loan(s), subjecting such Loan(s) and the related Loan Assets to the provisions hereof and providing with respect to such Loan(s) the information required in the related amended Loan Schedule.

                    (o)                      The annual financial statements of the Company will reflect the effects of the transactions contemplated by the Transaction Documents as a sale by the Company and a sale by the Depositor in accordance with generally accepted accounting principles. The financial statements of the Company and the Depositor will also reflect that the assets of the Depositor are not available to pay creditors of the Company. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by the Company as official records.

                    (p)                      The Company, in its capacity as the Special Servicer, will, at its own cost and expense, (i) retain on its Electronic Records a master record of the Loans for the benefit of the Depositor, the Trustee and other Persons, if any, with interests in the Loans and (ii) mark its Electronic Records and all other records to the effect that the Loan Assets have been acquired by the Depositor and that they have been transferred and assigned to the Trustee pursuant to the Trust Agreement.

                    (q)                      Except as otherwise agreed to in advance in writing by the Controlling Holders, the Company will at all times own one hundred percent (100%) of the Common Stock and will not pledge the Common Stock as security. If (with such agreement of the Controlling Holders) the Company elects to transfer the Common Stock to an affiliate or pledge a security interest in the Common Stock, then, as a condition to such sale or pledge, the Company shall, on behalf of the Depositor, obtain an agreement from the transferee or the secured party that it will take no action that would cause the Depositor to breach any of its covenants under any Transaction Document, and that for so long as the Trust Agreement is in effect and for one year and one day thereafter, it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Depositor and it will comply with the Depositor's certificate of incorporation and the covenants of the Depositor set forth in the Transaction Documents. Subject to the foregoing limitation, the parties acknowledge and agree that the Company may in the future transfer the Common Stock to a direct or indirect wholly owned subsidiary of the Company, which subsidiary may pledge the Common Stock to or for the benefit of one or more lenders or purchasers of its Certificates or other obligations.

                    (r)                      If the Company desires to amend or otherwise revise the Program Guidelines, then the Company shall first deliver to the Depositor, the Trustee, the Certificateholder Agent and the Rating Agency the final version of the proposed amendments or other proposed revisions to the Program Guidelines (in each instance and as so proposed, the "Proposed Revision"). Within thirty (30) days following its receipt of any Proposed Revision, each of the Depositor, the Rating Agency and the Certificateholder Agent shall deliver to the Company written notice indicating whether the Depositor, the Rating Agency and the Certificateholder Agent deem the Proposed Revision acceptable or not acceptable; provided that the failure of the Depositor, the Rating Agency or the Certificateholder Agent to provide such a written notice to the Company within such time period shall be deemed to constitute rejection of such Proposed Revision.

Section 4.02                      Depositor Covenants.

                    The Depositor hereby covenants and agrees with the Company and for the benefit of the Trustee and the Certificateholders as follows:

                    (a)                      If in any enforcement suit or legal proceeding it is held that the Company may not enforce a Loan on the ground that it is not a real party in interest or holder entitled to enforce the Loan, the Depositor shall, at the Depositor's expense, take such steps as the Depositor deems necessary to enforce the Loan, including bringing suit in the Depositor's name.

                    (b)                      The Depositor warrants that it will own and possess a first priority security interest in the Loan Collateral (subject only to Permitted Loan Collateral Liens) upon its acquisition of the Loan Assets and that it will warrant and defend its interest in the Loan Collateral against all Persons, claims and demands whatsoever. The Depositor shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of its interest in the Loan Assets, except as permitted under the Trust Agreement.

Section 4.03                      Assignment of Loan Assets.

                        The Company understands that the Depositor will convey and assign to the Trustee all of its right, title and interest in and to this Agreement and the Loan Assets. The Company consents to such assignment and grants and further agrees that all representations, warranties, covenants and agreements of the Company made herein shall also be for the benefit of and inure to the Trustee and all Certificateholders.

ARTICLE FIVE

CONDITIONS

Section 5.01                      Conditions to the Depositor's Obligations.

                    The obligations of the Depositor to provide the Company with the consideration provided for herein, and of the Certificateholders to make Fundings on any Funding Date, shall be subject to the satisfaction of the following conditions:

                    (a)                      On or before the Initial Delivery Date, the Depositor, the Servicer, the Special Servicer, the Servicing Advisor and the Trustee shall have entered into the Trust Agreement and the Servicing Agreement (to the extent they are parties thereto);

                    (b)                      On the Initial Delivery Date, the Certificates to be sold on such Date shall have been issued and sold and the Depositor shall have received the full consideration due it upon the issuance of such Certificates.

                    (c)                      No Default (other than a Servicing Advisor Default), Depositor Event of Default, Servicer Event of Default, Special Servicer Event of Default or Servicing Advisor Event of Default shall have occurred and be continuing;

                    (d)                      The Company shall have delivered all other information previously required or reasonably requested by the Depositor, the Trustee or the Certificateholder Agent to be delivered by the Company hereunder, duly certified by an officer of the Company, shall have complied with Section 2.04 and shall have substantially performed all other obligations required to be performed by it pursuant to the terms of the Transaction Documents;

                    (e)                      All representations and warranties of the Company contained in Sections 3.01(a) and (b) and all information provided in any Loan Schedule (including any related Funding Report and Pending Credit Schedule), as applicable, shall be true and correct on the relevant Acquisition Date, all representations and warranties in Sections 3.01(c) shall be true and correct as of each Acquisition Date, and the Company shall have delivered to the Depositor and the Trustee an Officer's Certificate to such effect;

                    (f)                      Within two (2) Business Days of each Acquisition Date, as applicable, the Company shall have delivered, or cause to have been delivered, to the Trustee, in the manner contemplated by Section 3.01(a)(iii), the original manually executed Note relating to the Loans being acquired, all other original documents evidencing such Loans (except as otherwise contemplated by Section 3.01(a)(iii)), and the other items comprising the Loans Files relating to such Loans, and there shall have been made all filings, recordings or registrations, and there shall have been given or taken any notice or any other action, as applicable, as may be necessary in the reasonable opinion of the Depositor, the Trustee and the Certificateholder Agent, in order to establish and preserve the right, title and interest of the Depositor and the Trustee in the Loan Assets;

                    (g)                      On or prior to the second Business Day following delivery of each of the documents specified in Section 3.01(a)(iii), the Servicer and the Special Servicer shall have received a copy of such documents; and

                    (h)                      On or before the Initial Delivery Date, the Depositor, the Servicer, the Special Servicer, the Servicing Advisor and the Trustee shall have entered into the Trust Agreement and the Servicing Agreement (to the extent they are parties thereto).

Section 5.02                  Conditions to the Company's Obligations.

                    The obligations of the Company to enter into this Agreement on the Initial Delivery Date shall be subject to the satisfaction of the following conditions:

                    (a)                      On or before the Initial Delivery Date, the Depositor, the Servicer, the Special Servicer, the Servicing Advisor and the Trustee shall have entered into the Trust Agreement and the Servicing Agreement;

                    (b)                      On the Initial Delivery Date, the Certificates shall have been issued and sold and the Depositor shall have received the full consideration due it upon the issuance of such Certificates; and

                    (c)                      The consideration set forth herein shall have been paid or delivered to the Company simultaneously with the execution of this Agreement.

ARTICLE SIX

TERM AND TERMINATION

Section 6.01                      Term.

                    This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (a) the final payment with respect to the last Loan Asset and (b) termination of the Trust Agreement; provided that any obligations of the Depositor with respect to the acquisition of any Loans from and after the Initial Delivery Date shall terminate upon the occurrence of a Funding Termination Event.

Section 6.02                      Default by the Company.

                    If the Company shall be in default under this Agreement and such default shall not have been cured for a period of thirty (30) days, or if the Company shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings are commenced, or consented to, by the Company or are not stayed or dismissed within sixty (60) days after being commenced against the Company under any bankruptcy, insolvency or other law for the relief of debtors, then the Depositor shall have the right, with the prior written consent of the Trustee, in addition to any other rights it may have under any applicable law, to terminate its obligations under this Agreement upon thirty (30) days prior written notice to the Company; provided that any termination of this Agreement pursuant to this Section 6.02 shall not release the Company from any obligation under this Agreement.

ARTICLE SEVEN

GENERAL PROVISIONS

Section 7.01                      Amendments.

                    This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against whom enforcement is sought together with the prior written consent of the Holders of not less than 51% of the Outstanding Principal Amount of each affected Class (or, with respect to any affected Class during the Funding Period applicable to such Class, of not less than 51% of the Maximum Series Amount of such Class) of Rated Certificates. Promptly after the execution of any amendment, the Depositor shall send to the Trustee, each Certificateholder, the Certificateholder Agent and each Rating Agency a conformed copy of each such amendment.

Section 7.02                      Governing Law.

                    This Agreement shall be construed in accordance with the internal laws of the State of New York.

Section 7.03                      Notices.

                    All demands, notices and communications hereunder shall be made in accordance with the provisions of the Trust Agreement and shall be addressed, in the case of the Company, to the Company Address, in the case of the Depositor, to the Depositor Address, and in the case of any Certificateholders, to their address set forth on the Certificate Register. All demands, notices and communications made in accordance with the provisions hereof shall be deemed to have been received or made (as applicable) as provided in the Trust Agreement. Any Person may change the address for notices hereunder by giving notice of such change to the other Person (or in the case of a Certificateholder, by causing the Trustee to change its address as provided on the Certificate Register).

Section 7.04                      Separability Clause.

                    Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05                      Assignment.

                    Except as provided in Section 4.01(a), this Agreement may not be assigned or delegated by the Company without the prior written consent of the Depositor and the Trustee and may not be assigned or delegated by the Depositor without the prior written consent of the Trustee.

Section 7.06                      Further Assurances.

                    Each of the Company and the Depositor agrees to do such further acts and things and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee or the Certificateholders their rights, powers or remedies hereunder. If any Obligor shall be in default under any Loan, upon reasonable request from the Special Servicer or the Trustee, the Company will take all reasonable steps to assist in enforcing such Loan and preserving and maintaining title to the Loan Assets and the rights of the Trustee and the Certificateholders therein against the claims of all persons and parties to the extent the Company is capable of performing such requested steps and the Special Servicer or the Trustee reasonably determines that the assistance of the Company is necessary to effect the intent and purposes hereof.

Section 7.07                      No Waivers; Cumulative Remedies.

                    No failure to exercise and no delay in exercising, on the part of the Depositor, the Company, the Trustee or any other Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 7.08                      Binding Effect; Third Party Beneficiaries.

                    This Agreement will inure to the benefit of and be binding upon the parties hereto and shall inure to the benefit of the Trustee and the Certificateholders, and their respective successors and permitted assigns, as express third party beneficiaries.

Section 7.09                      Set-Off.

                    (a)                      The Company hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Depositor, the Trustee, each Certificateholder, the Certificateholder Agent, the Servicer, the Special Servicer or the Servicing Advisor at any time held by or in the possession of the Company.

                    (b)                      Each of the Depositor, the Trustee, the Certificateholders and the Certificateholder Agent shall have the right to set-off against the Company any amounts to which the Company may be entitled and to apply such amounts to any claims the Depositor, the Trustee, any Certificateholder or the Certificateholder Agent may have against the Company from time to time under this Agreement. Upon any such set-off, the Person exercising such right shall give notice of the amount thereof and the reasons therefor.

                    IN WITNESS WHEREOF, the Company and the Depositor have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

ALLEGIANCE CAPITAL, LLC, Company

By: /s/ Alan B. Perper

Name: Alan B. Perper
Title: President

ALLEGIANCE FUNDING CORP. 1, Depositor

By: /s/ Alan B. Perper

Name: Alan B. Perper
Title: President

EXHIBIT A
to Loan Acquisition Agreement

COMPANY CERTIFICATE

_______________, 19__

                    Pursuant to Section 2.01 of that certain Loan Acquisition Agreement, dated as of August 1, 1998 (as amended or modified from time to time in accordance with the terms thereof, the "Loan Acquisition Agreement"), between Allegiance Capital, LLC (the "Company") and Allegiance Funding Corp. I (the "Depositor"), attached hereto as Schedule A is a Loan Schedule related to the requested Funding that includes information regarding the Loan Assets that are hereby sold, transferred, contributed, assigned, set over and otherwise conveyed by the Company to the Depositor in accordance with the Loan Acquisition Agreement. Each capitalized term used herein that is not otherwise defined herein has the meaning assigned thereto in the Loan Acquisition Agreement.

ALLEGIANCE CAPITAL, LLC, Company

By:
Name:
Title:

ALLEGIANCE FUNDING CORP. I, Depositor

By:
Name:
Title:

A-1

Schedule A to
Company Certificate

Loan Schedule

EXHIBIT B

to Loan Acquisition Agreement

LOAN FUNDING CHECKLIST

CREDIT AGREEMENT

Dated as of [__________ __, ____]

between

[______________________________],

as Borrower

and

ALLEGIANCE CAPITAL, LLC,

as Lender

                    The following is a list of closing documents in connection with the Credit Agreement, dated as of [______________ __, ____] (the "Credit Agreement"), between [_______________], a [_________] (the "Borrower"), and Allegiance Capital, LLC, a Delaware limited liability company, as lender (the "Lender").

Unless otherwise defined herein, each term used herein has the meaning assigned to it in the Credit Agreement.

PARTIES	ABBREVIATION
[_______________]	Borrower
[Subsidiary # 1of Borrower]	Sub1
[Subsidiary # 2 of Borrower]	Sub2
[Shareholder # 1 of Borrower]	SHolder1
[Shareholder # 2 of Borrower]	SHolder2
Borrower, Sub1, and Sub2	Companies
Allegiance Capital, LLC	Lender
[Title Company]	TCompany
Borrower, [Sub1, Sub2, SHolder1 and Sholder2]	Credit Parties

COUNSEL
Counsel to the Credit Parties	CPCounsel
Giancarlo & Gnazzo, counsel to Lender	G&G

Primary

Documents and Actions Required                                                                                               Responsibility             Status

1. Credit Documents

1.1     Credit Agreement                                                                                         G&G

1.1.1     Exhibit G-1: Form of Guaranty                                                                   G&G

1.1.2     Exhibit M-1: Form of Mortgage                                                                 G&G

1.1.3     Exhibit N-1: Form of Note                                                                         G&G

1.1.4     Exhibit P-1: Form of Parent Pledge Agreement                                           G&G

1.1.5     Exhibit S-2: Form of Subsidiary Pledge and
             Security Agreement                                                                                    G&G

1.1.6     Exhibit 4.1(e): Form of Opinion of Counsel                                                 G&G

1.1.7     Exhibit 6.1(c): Form of Quarterly Borrower Report                                     G&G

1.1.8     [Schedule L-1: Schedule of Leases]                                                          Borrower

1.1.9     Schedule S-1: Schedule of Environmental Exceptions                                Borrower

1.1.10     Schedule S-2: Schedule of Pending Litigation                                          Borrower

1.1.11     Schedule S-3: Schedule of Permitted Debt                                              Borrower

1.1.12     Schedule S-4: Schedule of Permitted Liens                                              Borrower

1.1.13     Schedule S-5: Schedule of Permitted Uses of Proceeds                              Lender

1.1.14     Schedule S-6: Schedule of Subsidiaries/Establishments                              Borrower

1.1.15     Schedule 4.1(q): Schedule of Debt to be Repaid                                       Borrower

1.1.16     Schedule 5.21: Schedule of Locations of Collateral                                   Borrower

1.1.17     Schedule 5.23: Schedule of Investment Collateral                                      Borrower

1.1.18     Schedule 6.4(b): Schedule of Insurance Coverage
              Amounts                                                                                                      Lender

1.2              Note                                                                                                                            G&G

Primary

Documents and Actions Required                                                                                     Responsibility      Status

1.3              Guaranties:

1.3.1     Guaranty by SHolder1                                                                                G&G

1.3.2     Guaranty by SHolder2                                                                                 G&G

1.3.3     Guaranty by Sub1                                                                                        G&G

1.3.4     Guaranty by Sub2                                                                                        G&G

1.4                 Parent Pledge Agreement(s):

1.4.1     Parent Pledge Agreement by SHolder1                                                        G&G

1.4.1.1  Schedule 1: Description of Investment Collateral                                     CPCounsel

1.4.1.2  Schedule 2: Location of Collateral                                                          CPCounsel

1.4.1.3  Stock Powers                                                                                        CPCounsel

1.4.1.4  Stock Certificates                                                                                   CPCounsel

1.4.2     Parent Pledge Agreement by SHolder2                                                         G&G

1.4.2.1  Schedule 1: Description of Investment Collateral                                     CPCounsel

1.4.2.2  Schedule 2: Location of Collateral                                                          CPCounsel

1.4.2.3  Stock Powers                                                                                       CPCounsel

1.4.2.4  Stock Certificates                                                                                  CPCounsel

1.5                Subsidiary Pledge and Security Agreement(s):

1.5.1     Subsidiary Pledge and Security Agreement by Sub1                                    G&G

1.5.1.1  Schedule 1: Schedule of Investment Collateral                                        CPCounsel

1.5.1.2  Schedule 2: Location of Collateral                                                          CPCounsel

1.5.2     Subsidiary Pledge and Security Agreement by Sub2                                    G&G

1.5.2.1  Schedule 1: Schedule of Investment Collateral                                         CPCounsel

Primary

Documents and Actions Required                                                                                               Responsibility       Status

1.5.2.2  Schedule 2: Location of Collateral                                                              CPCounsel

1.6     Deeds of Trust/Mortgages:

1.6.1     Deed of Trust/Mortgage by Borrower                                                            G&G

1.6.1.1 Exhibit A: Description of Real Property                                                        CPCounsel

1.6.2 Deed of Trust/Mortgage by Sub1                                                                         G&G

1.6.2.1 Exhibit A: Description of Real Property                                                         CPCounsel

1.6.3 Deed of Trust/Mortgage by Sub2                                                                          G&G

1.6.3.1 Exhibit A: Description of Real Property                                                          CPCounsel

1.6.4 Deed of Trust/Mortgage by [___________]                                                           G&G

1.6.4.1 Exhibit A: Description of Real Property                                                          CPCounsel

1.7     Environmental Indemnity by Borrower, Sub1,                                                                    G&G
          Sub2 and [________]

1.8     Landlord's Estoppel                                                                                                           G&G

1.8.1 Exhibit A: Lease Description and Lease                                                              CPCounsel

2                     Certain Documents Relating to Collateral

2.1     UCC-1 financing statements for Borrower:                                                                             +

2.1.1 [_______] Secretary of State UCC-1 filing(s)                                                          G&G

2.1.2 [_______] County UCC-1 filing(s)                                                                           G&G

2.1.3 UCC-1 financing statements for Sub1:

2.1.4 [_______] Secretary of State UCC-1 filing(s)                                                           G&G

2.1.5 [_______] County UCC-1 filing(s)                                                                           G&G

    2.2                          UCC-1 financing statements for Sub2:

Primary

Documents and Actions Required                                                                                                      Responsibility       Status

2.2.1 [_______] Secretary of State UCC-1 filing(s)                                                                G&G

2.2.2 [_______] County UCC-1 filing(s)                                                                                 G&G

    2.3                          UCC-1 financing statements for SHolder1:

2.3.1 [_______] Secretary of State UCC-1 filing(s)                                                                 G&G

2.3.2 [_______] County UCC-1 filing(s)                                                                                  G&G

    2.4                          UCC-1 financing statements for SHolder2:

2.4.1 [_______] Secretary of State UCC-1 filing(s)                                                                   G&G

2.4.2 [_______] County UCC-1 filing(s)                                                                                    G&G

2.4.3 Pre-filing UCC/Judgment/Lien searches for Borrower:

2.4.4 Pre-filing Secretary of State and
        County searches                                                                                                        G&G/CPCounsel

    2.5                          Pre-filing UCC/Judgment/Lien searches for Sub1:

2.5.1 Pre-filing Secretary of State and
         County searches                                                                                                        G&G/CPCounsel

    2.6                          Pre-filing UCC/Judgment/Lien searches for Sub2:

2.6.1 Pre-filing Secretary of State and
         County searches                                                                                                        G&G/CPCounsel

    2.7                          Pre-filing UCC/Judgment/Lien searches for SHolder1:

2.7.1 Pre-filing Secretary of State and
         County searches                                                                                                         G&G/CPCounsel

    2.8                          Pre-filing UCC/Judgment/Lien searches for SHolder2:

2.8.1 Pre-filing Secretary of State and
          County searches                                                                                                        G&G/CPCounsel

Primary

Documents and Actions Required                                                                                                      Responsibility           Status

    2.9                          Preliminary Title Report(s):

2.9.1 [_______________]                                                                                    Lender/TCompany

2.9.2 [_______________]                                                                                    Lender/TCompany

2.9.3 [_______________]                                                                                    Lender/TCompany

2.9.4 [_______________]                                                                                     Lender/TCompany

    2.10                      Title Insurance Policies:

2.10.1 [_______________]                                                                                  Lender/TCompany

2.10.2 [_______________]                                                                                  Lender/TCompany

2.10.3 [_______________]                                                                                  Lender/TCompany

2.10.4 [_______________]                                                                                  Lender/TCompany

3    Additional Closing Documents

3.1 Evidence of Insurance per Section 4.1(f)                                                                Borrower

3.2 Certified Copy of Related Transaction Documents per
       Section 4.1(g)                                                                                                Borrower/CPCounsel

3.3 Payoff Letters per Section 4.1(q)                                                                    Borrower/CPCounsel

3.4 Account and Wire Transfer Instructions per Section 4.1(r)                                      Borrower

3.5 Certified Copy of Base Financials per Section 4.1(s)                                              Borrower

3.6 [Additional Documents]                                                                                      CPCounsel

4                          Corporate Documents

4.1 Companies= articles/certificate of incorporation

4.1.1 Borrower                                                                                              CPCounsel

4.1.2 Sub1 CPCounsel

4.1.3 Sub2 CPCounsel

Primary

Documents and Actions Required                                                                                                   Responsibility           Status

    4.2              Companies= bylaws

4.2.1 Borrower                                                                                                               CPCounsel

4.2.2 Sub1 CPCounsel

4.2.3 Sub2 CPCounsel

   4.3              Companies' good standing certificates from State of
                      Incorporation, state where principal place of business
                      located and requested bring-down certificates

4.3.1 Borrower                                                                                                                 CPCounsel

4.3.2 Sub1                                                                                                                        CPCounsel

4.3.3 Sub2         CPCounsel

  4.4              Secretary Certificates as to (A) resolutions, and
                    (B) incumbency, authority and signatures of
                     each officer of Companies executing any Credit Document

4.4.1 Borrower                                                                                                                  CPCounsel

4.4.2 Sub1 CPCounsel

4.4.3 Sub2 CPCounsel

   5     Legal Opinions

5.1 Opinion of Credit Parties                                                                                                        CPCounsel

6        Selected Post-Closing Documents and Actions

6.1 Confirmation by Lender of closing                                                                                            Lender

6.2 Delivery by Lender of copies of closing documents to parties                                                     G&G

6.3 Confirmation of UCC filings                                                                                                       G&G

6.4 [Other]

EXHIBIT C
to Loan Acquisition Agreement

FORM OF PENDING CREDIT SCHEDULE

Borrower:                                          ___________________________________________________________________

Type of Entity:                                  ___________________________________________________________________

Principal Place
of Business (City & State):           ___________________________________________________________________

Business Type, Seasoning, Realty Type, Service Volume & Revenue
of each Establishment serving as Collateral:    ______________________________________________________________

Number & Business Type of other         ___________________________________________________________________

Establishments owned by Borrower:       ___________________________________________________________________

Guarantor(s):                                      ___________________________________________________________________

Obligor/Principal Seasoning:              ___________________________________________________________________

Anticipated Funding Date:                       ___________________________________________________________________

Use of Proceeds:                               ___________________________________________________________________

Interest Type & Rate:                       ___________________________________________________________________

Arrangement Fee:                               ___________________________________________________________________

Term to Maturity:                               ___________________________________________________________________

Amortization Term:                               ___________________________________________________________________

Adjusted Cash Flow:                       ___________________________________________________________________

Coverage Ratio:                               ___________________________________________________________________

Valuation:                                               ___________________________________________________________________

Loan-to-Value Ratio:                       ___________________________________________________________________

Underwriting or Documentation               ___________________________________________________________________

Exceptions:                                       ___________________________________________________________________

Pool Criteria Exceptions:                       ___________________________________________________________________

Summary of Legal Structure:               ___________________________________________________________________

       ______________________________________________________________________________________________

        ______________________________________________________________________________________________

Underwriting Model Output: To be attached.

EXHIBIT D
to Loan Acquisition Agreement

POOL CRITERIA
(Dollar Percentage Limits Based on Greater of Pool Balance and $30,000,000)

1. Minimum Number of Obligors* - 15

2. Minimum Number of Establishments** - 35

3. Maximum Aggregate Loan Balance to any one Obligor - $3,825,000 if Pool Balance is less than $30,000,000, otherwise 15% of the Pool Balance.

4. Maximum Number of Obligor Concentrations Over 10% - 3

5. Maximum Establishment Concentration - 6.5%

6. Maximum Number of Establishment Concentrations Over 5% - 3

7. Maximum State Concentration (By $) - 20%

8. Maximum Number of State Concentrations Over 15% (By $) - 3

9. Minimum Loan-Level Coverage Ratio*** - 1.40 if Obligor Concentration 10% or less, 1.55 if Obligor Concentration            over 10%

10. Minimum Pool-Level Wtd. Avg. Coverage Ratio - 1.55

11. Maximum Loan-Level Loan-to-Value Ratio - 80% if Obligor Concentration 10% or less, 70% if Obligor
        Concentration over 10%

12. Maximum Pool-Level Wtd. Avg. Loan-to-Value Ratio - 70%

13. Minimum Obligor/Principal ****Seasoning - 5 years, including (a) 5 years with Funeral Service if a Funeral Home is            included, and (b) 5 years or since inception with Cemetery Industry if a Cemetery is included.

__________________

*Obligor=all affiliated entities not satisfying bankruptcy-remoteness standards.
**Establishment=a business establishment which serves as collateral for a Loan.
***Coverage Ratio=the fixed charge or debt service coverage ratio, as applicable under the related loan and loan documents.
****Obligor/Principal=the primary stockholder, partner, proprietor.

D-1

14. Minimum Pool-Level Average (Non-Wtd.) Obligor/Principal Seasoning - 10 years

15. Minimum Establishment Seasoning for 1 of every 3 of Establishments on those Loans with at least 3 Establishments -1           year

16. Minimum Establishment Seasoning for All other Establishments - 5 years

17. Minimum Pool-Level Average (Non-Wtd.) Establishment Seasoning - 20 years

18. Maximum Amount of Loans (or portion thereof by Establishment) secured by other than Fee interests in Realty (By $           and By Rounded#)-17.50%

19. Maximum Amount of Loans (or portion thereof by Establishment) secured by Cemetery Establishments other than
        Combination Establishments (By $ and By Rounded #) - 20%

20. Maximum Amount of Loans (or portion thereof by Establishment) secured by Combination Establishments***** (By $           and By Rounded #) - 25%

21. Maximum Amount of Loans (or portion thereof by Establishment) secured by Cemetery or Combination
        Establishments (By $ and By Rounded #) - 35%

**** Combination Establishment = Fuenral Home and Cemetery Located at same/contiguous site

D-2

EXHIBIT E

PROGRAM GUIDELINES

To be delivered under separate cover to the
Certificateholder Agent and its Counsel.

EXHIBIT F

to Loan Acquisition Agreement

SCOPE OF SPECIFIED REVIEW

A.  Review of Appraiser's Valuation

1. Agree Valuation Methodology to Standard Methodology

2. Agree Reasonableness/Adequacy of Valuation Assumptions

3. Agree Valuation Calculations

B.  Review Company's Underwriting Calculations

1. Agree Adjusted Cash Flow to Borrower Financials

2. Agree Loan Payment Calculation

3. Agree Coverage Ratio

4. Agree Loan-to-Value Ratio

5. Agree Loan Payment Cap if Loan Coupon has not been fixed

(Highest Loan Payment at which Coverage Ratio and Pool Criteria are satisfied)

C. Review Pool Criteria

1. Agree Pool Criteria Calculations (agree that the Pool Criteria are met)

EXHIBIT G

STANDARD FORMS

To be delivered under separate cover to the
Certificateholder Agent, its Counsel and the Trustee.